Exhibit 99.1

WESTMORELAND COAL COMPANY 9540 South Maroon Circle, Suite 200 Englewood, Colorado 80112 (855) 922-6463 Telephone
NEWS RELEASE
Westmoreland Announces Tender Offer and Consent Solicitation for its 10.75% Senior Secured Notes Due 2018

Englewood, Colorado - November 17, 2014 - Westmoreland Coal Company (NasdaqGM: WLB, “Westmoreland”) today announced that it has commenced a cash tender offer (the “Offer”) to purchase any and all of its outstanding $675,485,000 in aggregate principal amount of 10.75% Senior Secured Notes (CUSIP 960887AB3) due 2018 (the “Notes”). In connection with the Offer, Westmoreland is soliciting consents (the “Consent Solicitation”) to proposed amendments that would eliminate most of the restrictive covenants and certain events of default contained in the indenture governing the Notes, as well as release the security for the Notes and eliminate certain events of default relating to the security for the Notes (the “Proposed Amendments”).

The Offer is scheduled to expire at 12:00 a.m., New York City time, on December 15, 2014, unless extended or earlier terminated (the “Expiration Time”). Holders who validly tender their Notes and provide their consents to the Proposed Amendments prior to 5:00 p.m., New York City time, on December 1, 2014, unless extended (the “Consent Payment Deadline”), will be eligible to receive the Total Consideration (as defined below). Tenders of Notes may be validly withdrawn and consents may be validly revoked until 5:00 p.m., New York City time, on December 1, 2014 (such time and date, as they may be extended, the “Withdrawal Deadline”).

The “Total Consideration” for each $1,000 principal amount of Notes validly tendered and not subsequently withdrawn prior to the Consent Payment Deadline is $1,048.75, which includes a “Consent Payment” of $30.00 per $1,000 principal amount of Notes. Holders tendering after the Consent Payment Deadline will be eligible to receive only the “Tender Offer Consideration,” which is $1,018.75 for each $1,000 principal amount of Notes, and does not include the Consent Payment. Holders whose Notes are purchased in the Offer will also receive accrued and unpaid interest from the most recent interest payment date for the Notes up to, but not including, the applicable settlement date for their purchased Notes.

The Offer contemplates an early purchase option. If Westmoreland elects to exercise the early purchase option with regard to the Offer, Westmoreland expects the early acceptance date would be as promptly as practicable following the Consent Payment Deadline, so long as the conditions to the Offer and the Consent Solicitation have been satisfied or waived (such date, the “Early Acceptance Date”). If Westmoreland elects to exercise this option, it will pay the Total Consideration or Tender Offer Consideration, as the case may be, for the Notes accepted for purchase on the Early Acceptance Date. Upon the terms and subject to the conditions of the Offer, Westmoreland will pay for Notes validly tendered pursuant to the Offer before the Expiration Time (or if Westmoreland exercised its early purchase option described above, all Notes validly tendered after the Early Acceptance Date and before the Expiration Time) promptly following the Final Acceptance Date.

Holders may not tender their Notes without delivering consents or deliver consents without tendering their Notes. No Consent Payment will be made in respect of Notes tendered after the Consent Payment Deadline. Following receipt of the consent of holders of a majority in aggregate principal amount of the Notes, Westmoreland intends to execute a supplemental indenture to amend the indenture governing the Notes to eliminate substantially all of the restrictive covenants and certain events of default contained in the indenture governing the Notes. Following receipt of the consent of holders of at least 75% in aggregate principal amount of the Notes, Westmoreland intends to execute a supplemental indenture and other documents to amend the indenture and the related security documents to release the security for the Notes and eliminate certain events of default relating to the security for the Notes.

Tendered Notes may be withdrawn and consents may be revoked before the Withdrawal Deadline, but generally not afterwards, unless otherwise required by applicable law. Any extension or termination of the Offer will be followed as promptly as practicable by a public announcement thereof.

The Offer is subject to the satisfaction of certain conditions including: (i) Westmoreland’s receipt of aggregate proceeds (before initial purchasers’ discounts and fees and other offer expenses) in a private offering of new notes, on terms reasonably satisfactory to Westmoreland, of at least $400 million and Westmoreland’s consummation of a term loan to be entered into with BMO Capital Markets Corp., as lead arranger, Bank of Montreal, as administrative agent, and certain lenders named therein, on terms reasonably satisfactory to Westmoreland, in principal amount of at least $300 million, (ii) Westmoreland’s receipt of the requisite consents to authorize the Proposed Amendments, (iii) the execution and delivery of a supplemental indenture and security release documents implementing the Proposed Amendments, and (iv) certain other customary conditions.

The complete terms and conditions of the Offer are described in the Offer to Purchase and Consent Solicitation Statement dated November 17, 2014 (the “Offer to Purchase”) and the related Letter of Transmittal and Consent, copies of which may be obtained from Global Bondholder Services Corporation, the information agent for the Offer and the Consent Solicitation, by calling (866) 807-2200 (toll-free) or contacting the information agent at 65 Broadway - Suite 404, New York, New York 10006, Attention: Corporate Actions.

Westmoreland has also retained BMO Capital Markets Corp. as dealer manager for the Offer and solicitation agent for the Consent Solicitation. Questions regarding the terms of the Offer and Consent Solicitation may be directed to BMO Capital Markets Corp., Attention: Brian Perman, at telephone: (800) 221-9443 (toll-free) or (212) 702-1191 (collect).

This announcement is not an offer to purchase, a solicitation of an offer to sell or a solicitation of consents with respect to any securities. The Offer is being made solely by the Offer to Purchase and the related Letter of Transmittal and Consent. The Offer is not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

About Westmoreland Coal Company

Westmoreland Coal Company is the oldest independent coal company in the United States. Westmoreland’s coal operations include sub-bituminous and lignite coal mining in the Western United States and Canada. Its power operations include ownership of the two-unit ROVA coal-fired power plant in North Carolina. For more information, visit: www.westmoreland.com.

Cautionary Note Regarding Forward-Looking Statements

This release may contain “forward-looking statements.” Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods. These statements involve known and unknown risks, which may cause actual results to differ materially from results expressed or implied by the forward-looking statements. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. These forward-looking statements and other information are based on our beliefs as well as assumptions made by us using information currently available. Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. We are making investors aware that such forward-looking statements, because they relate to future events, are by their very nature subject to many important factors that could cause actual results to differ materially from those contemplated. Such factors include, but are not limited to, the risks that are described under the heading “Risk Factors” in Westmoreland’s Annual Report on Form 10-K for the year ended December 31, 2013 and other filings with the SEC. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release. Westmoreland undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

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Westmoreland Contact: Kevin Paprzycki (855) 922-6463